EXHIBIT (s)(3)


                     SHOWBIZ PIZZA TIME, INC.
           FLOATING RATE SERIES C SENIOR NOTE DUE 1997


No. R-C2
$2,500,000                                       November 2, 1995


BENEFICIAL OWNERSHIP OF THIS NOTE MAY ONLY BE TRANSFERRED TO A PERSON WHO IS NOT A RESIDENT OR CITIZEN OF THE UNITED STATES OF AMERICA, OR TO A BANK, OR OTHER INSTITUTION OR ENTITY WHICH IS NOT INCORPORATED OR ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF. THIS NOTE WAS OFFERED FOR SALE IN CONNECTION WITH ITS ORIGINAL ISSUANCE ONLY OUTSIDE THE UNITED STATES AND HAS BEEN DELIVERED TO THE HOLDER OUTSIDE THE UNITED STATES.


 FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC.
(the "Company"), a Kansas corporation, hereby promises to pay to NEUE BANK, AG, or registered assigns, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS on October 12, 1997, with interest (computed on the basis of actual days elapsed and a year of 360 days) (a) from the date hereof on the unpaid balance thereof, payable quarterly on each Interest Payment Date (as below defined), at a rate per annum for each Interest Period (as defined in the Note Purchase Agreements referred to below) equal to 3.5% plus the LIBOR Rate (as so defined) as determined in respect of such Interest Period pursuant to said Note Purchase Agreements, until the principal hereof shall have become due and payable, and
(b) on any overdue payment of principal or (to the extent permitted by applicable law) interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to 2% above the interest rate then applicable to this Note, from the date of such default to and including the last day of the Interest Period during which such default occurs and thereafter at a rate per annum equal to 5.5% above said LIBOR Rate (as so determined from time to time on the basis of three-month Interest Periods).

 The LIBOR Rate for the six-month Interest Period commencing on the date of this Note is 5.9375%.

 As used herein the term "Interest Payment Date" means each March 31, June 30, September 30 and December 31, beginning
December 31, 1995.

 Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Neue Bank, AG in Liechtenstein, or at such other place outside the United States as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

 This Note is one of a series of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of October 10, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

 Pursuant to the Note Purchase Agreements the Company is required to give written notice to the holder of this Note of the duration of each Interest Period for this Note, and of the applicable interest rate for such Interest Period as determined on the Reset Date (as defined in the Note Purchase Agreement) for such Interest Period. The applicable LIBOR Rate and interest rate and duration of such Interest Period for this Note shall be endorsed by the holder of this Note on the schedule attached hereto or any continuation thereof prior to any transfer of this Note.

 This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee, provided that record ownership may only be transferred to a bank or other entity which meets the requirements of Section 6.5 of the Note Purchase Agreement. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note may be redeemed at the option of the Company, at any time in whole or from time to time in part, for an amount equal to the then unpaid principal amount of this Note, plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the holder of this Note at such holder's registered address. Except as set forth in the Note Purchase Agreements, from and after any redemption date, if monies for the redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price, principal amount called for redemption will cease to bear interest and the only right of the holders as to such principal amount will be to receive payment of the redemption price.

 The Company is also required under circumstances described in the Note Purchase Agreements to offer to prepay all Notes on the terms specified in the Note Purchase Agreements.

 If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase
Agreements.

 This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of Texas, excluding choice-of-law principles of such law.

                         SHOWBIZ PIZZA TIME, INC.


                         By:__________________________________
                              Title:__________________________


    Schedule of Interest Rate and Duration of Interest Period
    ----------------------------------------------------------




Reset Date   Duration of   LIBOR Rate   Interest Rate  Notation
             Interest Pd.               Libor + 3.5%   Made by
----------   -----------    ---------   -------------  --------